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                                                                  EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of BioLase Technology, Inc. on Form S-8 (File No. 333-09093) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 4, 1997 on our audits of the consolidated financial statements and consolidated financial statement schedule of BioLase Technology, Inc. as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, included in this Annual Report on Form 10-KSB.




                                                /s/ COOPERS & LYBRAND L.L.P.
                                                -----------------------------
                                                    Coopers & Lybrand L.L.P.


Newport Beach, California
April 7, 1997